Exhibit 6
       SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  New Jersey Tax Exempt Income Fund - Class A Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  02/20/90


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,031    $1,262
$1,748

T    =    Average Annual Total Return   3.18%          4.78%
6.99%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $1,002,612

Expenses                      $179,375

Reimbursement                 $0.00

Average shares                23,482,835

NAV                           $9.32

Sales Charge                  4.75%

POP                           $9.78

Yield at POP                  4.34%



                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)

4.34 / (1 - 42.72%) = 7.52%




Fund name:  New Jersey Tax Exempt Income Fund - Class B Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  01/04/93


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,026    $1,261
$1,722

T    =    Average Annual Total Return   2.65%          4.76%
6.79%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $434,907

Expenses                      $128,294

Reimbursement                 $0.00

Average shares                10,186,956

NAV                           $9.31

Maximum Contingent Deferred
     Sales Charge             5.0%

Yield at NAV                  3.91%


                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)

3.91 / (1 - 42.72%) = 6.77%


Fund name:  New Jersey Tax Exempt Income Fund - Class M Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  05/01/95


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,046    $1,266
$1,724

T    =    Average Annual Total Return   4.65%          4.84%
6.81%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $3,048

Expenses                      $709

Reimbursement                 $0.00

Average shares                71,320

NAV                           $9.32

Sales Charge                  %3.25

POP                           $9.63

Yield at POP                  4.12%


                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)

4.27 / (1 - 42.72%) = 7.73%